EXHIBIT 99.1

B SHARE PURCHASE AGREEMENT

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OFFER TO PURCHASE B ORDINARY SHARES
made by
REMGRO LIMITED
to
BUSINESS VENTURE INVESTMENTS NO 1027 (PROPRIETARY) LIMITED
and
BUSINESS VENTURE INVESTMENTS NO 1040 (PROPRIETARY) LIMITED

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TABLE OF CONTENTS
1
PARTIES............................................................................................................... 1
2
INTERPRETATION ................................................................................................ 1
3
INTRODUCTION..................................................................................................... 4
4
B OFFER .............................................................................................................. 5
5
SUSPENSIVE CONDITIONS .................................................................................. 5
6
SALE AND PURCHASE OF VENFIN B ORDINARY SHARES ................................... 7
7
PURCHASE CONSIDERATION............................................................................... 7
8
DELIVERY, RISK AND BENEFIT ............................................................................ 8
9
SALE WARRANTIES ............................................................................................. 8
10
INDIVISIBLE TRANSACTION.................................................................................. 8
11
NOTICES AND DOMICILIA ..................................................................................... 9
12
SIGNATURE.......................................................................................................... 10

1
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PARTIES
This document contains an offer by -
1.1
Remgro Limited; to
1.2
Business Venture Investments No. 1027 (Proprietary) Limited; and
1.3
Business Venture Investments No. 1040 (Proprietary) Limited.
2
INTERPRETATION
2.1
In this document, unless the context indicates a contrary intention, the following words and expressions bear the meanings assigned to them and cognate expressions bear corresponding meanings –
2.1.1          “Acquisition” means the acquisition of VenFin Shares by Remgro pursuant to the B Offer and the Scheme (or the Back-up Offer if
applicable);
2.1.2          “B Offer” means the offer made by Remgro to the B Offerees in terms of
4 below;
2.1.3           “B Offerees” means BVI 1027 and BVI 1040;
2.1.4           “Back-up Offer” means the back-up offer that will be addressed by
Remgro to all the holders of VenFin Ordinary Shares if the Scheme fails for any reason other than –
2.1.4.1
any Regulatory Approval not being timeously obtained; and/or
2.1.4.2
any Change-in-Control Consent not being timeously given by the relevant third party;
2.1.5           "Business Day" means a day which is not a Saturday, Sunday or official public holiday in the Republic of South Africa;
2.1.6           “BVI 1027” means Business Venture Investments No. 1027 (Proprietary)
Limited, registration number 2005/032985/07, a private company duly incorporated in accordance with the laws of the Republic of South Africa;

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2.1.7          “BVI 1040” means Business Venture Investments No. 1040 (Proprietary)
Limited, registration number 2005/033073/07, a private company duly incorporated in accordance with the laws of the Republic of South Africa;
2.1.8          “Change-in-Control Consents” means letters executed by each third party who will or may acquire a right or option to purchase any shares held by VenFin and/or any of its subsidiaries as a result of the change in control of VenFin that will occur if the Acquisition is implemented, in which such third party irrevocably and unconditionally waives any such right or option;
2.1.9           “Consideration Shares” means –
2.1.9.1
in respect of BVI 1027, 2 840 508 (two million eight hundred and forty thousand five hundred and eight) Remgro Shares; and
2.1.9.2
in respect of BVI 1040, 2 840 508 (two million eight hundred and forty thousand five hundred and eight) Remgro Shares;
2.1.10           “Documents of Title” means collectively –
2.1.10.1
share certificates in respect of the Sale Shares, reflecting the relevant
B Offeree as the registered holder of the relevant Sale Shares; and
2.1.10.2
share transfer forms in respect of the Sale Shares, duly completed and signed by the registered holder of the relevant Sale Shares in accordance with the memorandum and articles of association of
VenFin, dated not more than 3 (three) days prior to the date of delivery thereof, and left blank as to transferee;
2.1.11            “Operative Date” means –
2.1.11.1
the date upon which the Scheme becomes operative;
2.1.11.2
if the Scheme fails and the Back-up Offer is made, the date upon which the Back-up Offer closes; or
2.1.11.3
if the Scheme fails and no Back-up Offer is made, the date upon which the Scheme fails,

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whichever occurs the latest;
2.1.12         “Panel” means the Securities Regulation Panel on Take-overs and
Mergers;
2.1.13         "Parties" means two or more (or all) of the Parties referred to in 1 above, as the context requires, and “Party” means any one of them;
2.1.14         “Regulatory Approval” means, in respect of the Acquisition, and to the extent required for the lawful implementation of the Acquisition –
2.1.14.1
the approval of the Competition Commission and the Competition
Tribunal;
2.1.14.2
the approval of the South African Reserve Bank;
2.1.14.3
the approval of the JSE Limited; and
2.1.14.4
the approval of any other regulatory authority whose consent or approval may be required for the lawful implementation of the
Acquisition;
2.1.15         “Remgro” means Remgro Limited, registration number 1968/006415/06, a public company duly incorporated in accordance with the laws of the
Republic of South Africa;
2.1.16         “Remgro Shares” means ordinary shares of R0.01 (one cent) each in the share capital of Remgro;
2.1.17          “Sale Shares” means –
2.1.17.1
in respect of BVI 1027, 17 753 176 (seventeen million seven hundred and fifty three thousand one hundred and seventy six) VenFin
B Ordinary Shares; and
2.1.17.2
in respect of BVI 1040, 17 753 176 (seventeen million seven hundred and fifty three thousand one hundred and seventy six) VenFin
B Ordinary Shares;
2.1.18             “Scheme” means the scheme of arrangement in terms of section 311 of

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the Companies Act, No.61 of 1973, proposed or to be proposed by
Remgro between VenFin and the holders of VenFin Ordinary Shares which, if it becomes unconditional, will result in Remgro acquiring the entire issued VenFin Ordinary Share capital in return for the allotment and issue of Remgro Shares;
2.1.19
“VenFin” means VenFin Limited, registration number 2004/034954/06, a public company duly incorporated in accordance with the laws of the
Republic of South Africa;
2.1.20         “VenFin B Ordinary Shares” means B ordinary shares of R0.10 (ten cents) each in the issued share capital of VenFin;
2.1.21         “VenFin Ordinary Shares” means ordinary shares of R0.01 (one cent)
each in the issued share capital of VenFin;
2.1.22         “VenFin Shares” means the VenFin B Ordinary Shares and the VenFin
Ordinary Shares.
2.2 In this document -
2.2.1 clause headings and the heading of the document are for convenience only and are not to be used in its interpretation;
2.2.2 an expression which denotes -
2.2.2.1 any gender includes the other genders;
2.2.2.2
a natural person includes a juristic person and vice versa;
2.2.2.3
the singular includes the plural and vice versa; and
2.2.2.4 a Party includes a reference to that Party’s successors in title and assigns allowed at law.
3
INTRODUCTION
3.1 Remgro declared its firm intention to make an offer to acquire the VenFin
Shares in a letter addressed to the board of directors of VenFin on
22 June 2009 (“the Firm Intention Letter”).

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3.2
The Firm Intention Letter states that Remgro will make an offer to the
B Offerees to acquire all the VenFin B Ordinary Shares.
3.3
The acceptance of the B Offer by both B Offerees is a condition to the proposal of the Scheme (and the making of the Back-up Offer, if applicable).
4
B OFFER
4.1
Remgro hereby makes an offer to the B Offerees to purchase the Sale
Shares on the terms and conditions recorded below.
4.2
The B Offer is made to the B Offerees jointly and shall only be capable of acceptance by both B Offerees. If any B Offeree fails to timeously accept the B Offer, the acceptance of the B Offer by the other B Offeree shall be of no force or effect, and no agreement shall come into existence as a result of such acceptance.
4.3
The B Offer is open for acceptance until 23h59 on 9 July 2009 (“the
B Offer Closing Date”). If a B Offeree wishes to accept the B Offer, such
B Offeree must sign this document in the space provided below and return the signed document, or a counterpart thereof, to Remgro before the
B Offer Closing Date.
4.4
Remgro shall be entitled to unilaterally extend the B Offer Closing Date
(subject to the approval of the Panel, if required) by a maximum of 45 (forty five) days by delivering a written notice to that effect to the B Offerees.
4.5
Remgro shall be entitled to extend the B Offer Closing Date (subject to the approval of the Panel, if required) by more than 45 (forty five) days with the written consent of VenFin, by delivering a written notice to that effect to the
B Offerees.
5
SUSPENSIVE CONDITIONS
5.1
If the B Offer is accepted in accordance with 4 above, the resultant sale and purchase of the VenFin B Ordinary Shares will be subject to the fulfilment (or waiver, if applicable) of the following suspensive conditions –

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5.1.1
that, by no later than 9 July 2009, the board of directors of VenFin receives advice from an appropriate independent expert confirming that the offer to implement the proposed Acquisition is fair to VenFin
Shareholders;
5.1.2
that, before or on 20 July 2009, the board of directors of Remgro receives advice from an appropriate independent expert confirming that the offer to implement the proposed Acquisition is fair to Remgro shareholders;
5.1.3
that, by no later than 9 July 2009, the board of directors of VenFin passes a resolution in terms of which they state that, on the basis of the opinion referred to in 5.1.1 above, they intend to recommend that the holders of VenFin Ordinary Shares vote in favour of the Scheme (or accept the Back-up Offer, if applicable);
5.1.4
that, by no later than 30 June 2009, the board of directors of VenFin irrevocably and unconditionally confirms and undertakes in writing and in favour of Remgro, that no distributions have been made since
22 June 2009, and no distributions will be made before the Operative
Date, other than the distribution of VenFin’s interest in Dimension Data
Holdings Plc;
5.1.5
that, before or on 31 July 2009, VenFin distributes its interest in
Dimension Data Holdings Plc to the VenFin Shareholders;
5.1.6
that, before or on 31 October 2009, all Regulatory Approvals are obtained either unconditionally or subject to conditions acceptable to the party against whom the relevant condition will be enforceable;
5.1.7
that, before or on 31 August 2009, the requisite majority of Remgro shareholders pass all the shareholders’ resolutions required for the implementation of the Acquisition; and
5.1.8
that, before or on 14 July 2009, all Change-in-Control Consents are
obtained.
5.2
Remgro shall be entitled –

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5.2.1
to waive the conditions in 5.1.1, 5.1.2, 5.1.3 and 5.1.4 above in whole or in part by delivering a written notice to that effect to the B Offerees;
5.2.2
to waive the condition in 5.1.8 above in whole or in part if the Scheme becomes operative or the Back-up Offer is accepted by 90% (ninety percent) or more of the holders of VenFin Ordinary Shares, by delivering a written notice to that effect to the B Offerees;
5.2.3
subject to the approval of the Panel (if required), to unilaterally extend the date by which any of the conditions in 5.1 above must be fulfilled by a maximum of 45 (forty five) days, by delivering a written notice to that effect to the B Offerees;
5.2.4
subject to the approval of the Panel (if required) and with the written consent of VenFin, to extend the date by which any of the conditions in
5.1 above must be fulfilled by more than 45 (forty five) days, by delivering a written notice to that effect to the B Offerees.
5.3
If any one or more of the suspensive conditions in 5.1 above is not timeously fulfilled or waived (if applicable), this agreement that will arise upon acceptance of the B Offer shall automatically terminate and the
Parties shall forthwith be restored as near as may be possible to the position which they would have been in had the B Offer not been accepted.
6
SALE AND PURCHASE OF VENFIN B ORDINARY SHARES
Upon acceptance of the B Offer as envisaged in 4 above, but subject to the provisions of 5.1 above, each B Offeree sells its Sale Shares to Remgro, and
Remgro purchases the Sale Shares from the B Offerees, with effect from the
Operative Date.
7
PURCHASE CONSIDERATION
7.1
Remgro shall pay for the Sale Shares by allotting and issuing the
Consideration Shares to the B Offerees on the Operative Date.
7.2
Each B Offeree shall notify Remgro in writing within 30 (thirty) days of acceptance of the B Offer of the name and details of the broker or Central
Securities Depositary Participant to whose safe custody accounts the

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Consideration Shares must be credited.
7.3
The Consideration Shares shall be credited to the safe custody accounts maintained by the broker or Central Securities Depositary Participant nominated in terms of 7.2 above on the Operative Date, in terms of the custody agreement entered into between the B Offerees and the relevant broker(s) or Central Securities Depositary Participant(s).
8
DELIVERY, RISK AND BENEFIT
8.1
Each B Offeree shall deliver its Documents of Title to Remgro on the
Operative Date.
8.2
Each B Offeree hereby cedes, transfers and delivers to Remgro, on an out-
and-out basis, all of its right, title and interest in and to its Sale Shares, with effect from the Operative Date and against issue of the Consideration
Shares.
8.3
Ownership, risk and benefit in the Sale Shares shall pass to Remgro against delivery in terms of 8.1 and 8.2 above.
9
SALE WARRANTIES
9.1
Each B Offeree hereby warrants and represents in favour of Remgro that –
9.1.1
it is the registered holder and beneficial owner of its Sale Shares;
9.1.2
its Sale Shares are not subject to any encumbrance, and upon delivery thereof in terms of 8 above, Remgro will acquire unencumbered title and ownership of such Sale Shares; and
9.1.3
no other person has any right or option to acquire its Sale Shares.
9.2
Each of the warranties in 9.1 above is material and has induced Remgro to enter into this Agreement.
10
INDIVISIBLE TRANSACTION
The purchase of VenFin B Ordinary Shares from the B Offerees form part of one indivisible transaction.

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11
NOTICES AND DOMICILIA
11.1
The Parties choose as their domicilia citandi et executandi their respective addresses set out in this clause for all purposes arising out of or in connection with the B Offer and the agreement arising upon acceptance thereof (“the Sale Agreement”), at which addresses all processes and notices arising out of or in connection with the Sale Agreement, its breach or termination may validly be served upon or delivered to the Parties.
11.2 For purposes of the Sale Agreement the Parties' respective addresses shall be -
11.2.1 Remgro at Carpe Diem Office Park, Quantum Street, Techno Park,
Stellenbosch, 7600 (marked for the attention of the Company Secretary);
Facsimile: 021 880 2722;
11.2.2 BVI 1027 at 13 Thibault Street, Stellenbosch, 7600;
Facsimile: 021 887 2059;
11.2.3 BVI 1040 at Groot Paardevlei, No. 29 Magnolia Street, Heldervlei,
Somerset West, 7130;
Facsimile: 021 855 0023,
or at such other address in the Republic of South Africa of which the Party concerned may notify the others in writing provided that no street address mentioned in this sub-clause shall be changed to a post office box or poste restante.
11.3 Any notice given in terms of the Sale Agreement shall be in writing and shall -
11.3.1 if delivered by hand be deemed to have been duly received by the addressee on the date of delivery;
11.3.2 if posted by prepaid registered post be deemed to have been received by the addressee on the eighth day following the date of such posting;

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11.3.3
if transmitted by facsimile be deemed to have been received by the addressee on the day following the date of dispatch,
unless the contrary is proved.
11.4
Notwithstanding anything to the contrary contained or implied in the Sale
Agreement, a written notice or communication actually received by one of the Parties from another including by way of facsimile transmission shall be adequate written notice or communication to such Party.
12
SIGNATURE
12.1
This document is signed by the Parties on the dates and at the places indicated below.
12.2
This document may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same agreement as at the date of signature of the Party last signing one of the counterparts.
12.3
The persons signing this document in a representative capacity warrant their authority to do so.
12.4
The Parties record that it is not required for the B Offer and the agreement arising upon acceptance thereof to be valid and enforceable that a Party shall initial the pages of this document and/or have its signature of this document verified by a witness.
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SIGNED at on 2009
For and on behalf of
REMGRO LIMITED
Signature
Name of Signatory
Designation of Signatory
BUSINESS VENTURE INVESTMENTS NO. 1027 (PROPRIETARY) LIMITED
HEREBY ACCEPTS THE OFFER CONTAINED IN THIS DOCUMENT AND
AGREES TO BE BOUND BY THE TERMS OF THIS AGREEMENT
SIGNED at on 2009
For and on behalf of
BUSINESS VENTURE INVESTMENTS
NO.1027 (PROPRIETARY) LIMITED
Signature
Name of Signatory
Designation of Signatory

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BUSINESS VENTURE INVESTMENTS NO. 1040 (PROPRIETARY) LIMITED
HEREBY ACCEPTS THE OFFER CONTAINED IN THIS DOCUMENT AND
AGREES TO BE BOUND BY THE TERMS OF THIS AGREEMENT
SIGNED at on 2009
For and on behalf of
BUSINESS VENTURE INVESTMENTS
NO. 1040 (PROPRIETARY) LIMITED
Signature
Name of Signatory
Designation of Signatory